EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Epic Bancorp  for the quarter ended June 30, 2004, I, Kit M. Cole, President and Chief Executive Officer of Epic Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002  that:

(1)           such Quarterly Report on Form 10-QSB of Epic Bancorp for the quarter ended March 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in such Quarterly Report on Form 10-QSB  of Epic Bancorp for the quarter ended June 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of Epic Bancorp.

Dated: August 13, 2004

	BY:	/s/ Kit M. Cole
KIT M. COLE
President and Chief Executive Officer